UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

FCCC, INC.
(Exact name of registrant as specified in its charter)

Connecticut	001-08589	06-0759497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Irvine Centre Dr, Suite 800, Irvine CA	92618
(Address of Principal Executive Offices)	(Zip Code)

812-933-8888

(Registrant’s telephone number, including area code)

1650 West 106th Street, Carmel, Indiana 46032

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2021, FCCC, Inc. (the “Company”) entered into an agreement to issue and sell 695,652 shares (the “New Shares”) of the Company’s common stock, no par value, to Huijun He for a price of $159,999.96, or $0.23 per share (the “Subscription Agreement”).Pursuant to the terms of the Subscription Agreement, the sale of the New Shares will take place on or before July 25, 2021, which is the 90th day after the execution of the Subscription Agreement.

Prior to the purchases of the Existing Shares described in Item 5.01 below, Mr. He was not affiliated with the Company. However, Mr. He is expected to be deemed an affiliate of the Company at the time the sale of the New Shares is completed.

The foregoing description of the Subscription Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by reference to, the full text of the Subscription Agreement which is file Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Subscription Agreement in Item 1.01 above is incorporated into this Item 3.02 by reference.

The New Shares will be issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) to a single person who was an “accredited investor,” as defined in Rule 501 of Regulation D of the SEC, without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. None of the New Shares will be registered under the Securities Act or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act, or an exemption from such registration requirements. Neither this current report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the New Shares or any other securities of the Company.

Item 5.01 Changes in Control of Registrant.

Also on April 26, 2021, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated April 26, 2021, by and among Huijun He and American Public Investment Co. (collectively, the “Buyers”), and Frederick L. Farrar, Chafre, LLC, Frederick J Merritt, LFM Investments, Inc. and Daniel R. Loftus (collectively the “Sellers”) pursuant to which the Buyers acquired 1,900,000 shares of the Company’s common stock from the Sellers. As conditions to the Stock Purchase Agreement, (i) the Company entered into the Subscription Agreement, and (ii) Frederick L. Farrar, a former executive officer, director and significant stockholder of the Company, entered into a Note Purchase Option Agreement, dated April 26, 2021, with Mr. He, whereby Mr. Farrar granted to Mr. He a 90-day option to acquire the $65,000 convertible note, dated September 21, 2020, previously issued by the Company to Mr. Farrar (the “Note”), for a purchase price equal to the then outstanding principal and accrued and unpaid interest on the Note.  Following the closing of the Stock Purchase Agreement, the Buyers owned 1,900,000 shares, or approximately 54.90% of the then issued and outstanding 3,461,022 shares of the Company’s common stock, and none of the Sellers, with the exception of Mr. Farrar, who possess an opportunity to convert the Note, beneficially owned any shares of common stock. As a result of the Subscription Agreement, as of the date of this report, the Buyers beneficially owned a total of 2,595,652 shares, or approximately 62.45% of the Company’s issued and outstanding common stock. The Buyers used their own personal funds to acquire the shares under the Stock Purchase Agreement. The Buyers did not borrow any funds to acquire the shares.

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Contemporaneously closing under the Stock Purchase Agreement (the “Closing”), Mr. Farrar resigned from his positions as Chairman, President, Chief Executive Officer and Principal Financial Officer of the Company, Mr. Loftus resigned as Secretary of the Company and from its Board of Directors, and Mr. Merritt resigned from the Company’s Board of Directors. Immediately following the Closing, the sole remaining member of the Company’s Board of Directors elected Fnu Oudom to serve as an additional member of the Board. The resulting Board of Directors then elected Mr. Oudom to serve as Chairman and President of the Company, Mr. He to serve as its Chief Executive Officer and a Vice President of the Company, and Caren Currier to serve as its Chief Financial Officer.

As a condition to the Closing, Mr. Farrar also tendered his resignation from the Company’s Board of Directors effective ten (10) days following the filing and mailing of an Information Statement to the record holders of the Company’s common stock in accordance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the “Effective Date”). The foregoing actions represent a change of control of the Company.

The Buyers have informed the Company that it is expected that, on the Effective Date, (i) the size of the Board will be increased to four (4) individuals, and (ii) Messrs. He, Mopohku Sompong, and Tsun-Cheng (Mark) Lin will be elected the Company’s Board of Directors by the sole remaining director.

As a result of the purchases by the Buyers pursuant to the Stock Purchase Agreement, a change in control of the Company occurred as of the date of consummation of such transaction. Except as described in this Current Report, no arrangements or understanding exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

Following the change of control, our business has not changed and we are still a shell company as that term is defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2). For our Form 10 information, please see the following documents which we incorporate herein by reference:

-	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 24, 2020;

-	Our Form 10-Q for quarters ended June 30, 2020, September 30, 2020, and December 31, 2020, filed with the SEC on August 13, 2020, November 16, 2020, and February 10, 2021, respectively;

-	Our Current Report Form 8-K filed with the SEC on September 23, 2020; and

-	Our Schedule 14F-1 filed with the SEC on April 26, 2021.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure regarding the resignations of Mr. Farrar, Mr. Loftus and Mr. Merritt in Item 5.01 above is incorporated into this Item 5.02 by reference.

On April 26, 2021, and concurrent with the Closing, the Board of Directors appointed Mr. Oudom as Chairman, and following the Closing, the resulting Board of Directors appointed Mr. Oudom as President of the Company, Mr. He as the Chief Executive Officer and Vice President of the Company, and Ms. Currier as the Chief Financial Officer of the Company.

Mr. Fnu Oudom (66) became Chairman, President, and Director of the Company on April 26, 2021. From 2014 to 2016, Mr. Oudom served as Yongyong representative of the Republic of Tuvalu to the United Nations Economic and Social Council for Asia and the Pacific, and Yongyong representative of the Republic of Vanuatu to the United Nations Economic and Social Council for Asia-Pacific from 2018 to 2020. Since 2015, Mr. Oudom has served as Chairman of Times Chain Group. From 1989 to 1995, Mr. Oudom studied as a postgraduate at the Institute of Political Science and Law at the French Academy of Social Sciences and served as a visiting professor at Taiwan Mingdao University in 2014. Mr. Oudom received his bachelor’s degree in Philosophy from Sichan University.

Mr. Huijun He (61) became Chief Executive Officer and Vice President of the Company on April 26, 2021. Since February 2019, Mr. He has served as the chief executive officer of China Liaoning Dingxu Ecological Agriculture Development, Inc., and in June 2016, Mr. He founded and served as president of Romada Realty Inc., a real estate development company. Prior to 1996, Mr. He previously served as the general manager of China Nonferrous Metal Equipment Zhuhai Company, a large domestic state-owned enterprise import and export company, and the general manager of a U.S. import and export company. As a seasoned entrepreneur and corporate level executive, Mr. He brings his vast management experience to the company. Mr. He received his bachelor’s degree from Wuhan Huazhong Institute of Technology, Mechanical Manufacturing.

Ms. Caren D. Currier (58) became Chief Financial Officer of the Company on April 26, 2021. Since August 2020, Ms. Currier has served as the chief financial officer of One World Universe Inc., an OTC company. Since April 2016, Ms. Currier has served as accounting manager for Synergis Development Company, and from October 2014 to August 2017, she served as the controller and chief financial officer of Salemark Holding Company, an OTC company. Ms. Currier received her Associates Business Degree from Mount San Antonio College.

Compensation of Principal Officers.

We have not established standard compensation arrangements for our officers and the compensation, if any, payable to each individual for their service to our company will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the officers on our behalf.  None of our officers are full time employees of the Company and none are currently receiving any compensation for their services.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Description

10.1	Subscription Agreement, dated as of April 26, 2021, by and between FCCC, Inc. and Huijun He.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCCC, Inc. a Connecticut corporation

Dated: April 26, 2021	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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